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                                                                    Exhibit 23.1

Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-124474) of UGI Utilities, Inc. of our report dated August 24, 2006 relating to financial statements of the PG Energy Business of Southern Union Company which appears in this Form 8-K/A of UGI Utilities, Inc. dated August 24, 2006.


/s/ PricewaterhouseCoopers LLP
Houston, Texas
September 6, 2006